Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 27, 2010
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2010 THIRD QUARTER FINANCIAL RESULTS. EXPECTS TO COMPLETE

ACQUISTION OF PSYCHIATRIC SOLUTIONS, INC. IN NOVEMBER, 2010

Consolidated Results of Operations – Three-month periods ended September 30, 2010 and 2009:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $55.6 million, or $.57 per diluted share, during the third quarter of 2010 as compared to $51.1 million, or $.52 per diluted share, during the comparable prior year quarter. Net revenues increased 2.2% to $1.32 billion during the third quarter of 2010 as compared to $1.30 billion during the third quarter of 2009. Neutralizing the impact of the $17 million reduction to our net revenues and provision for doubtful accounts during the third quarter of 2010, as discussed below in Acute Care Services – Three-month periods, our net revenues increased 3.5% during the third quarter of 2010 as compared to the comparable prior year quarter.

After adjusting the reported results for the third quarter of 2010 to neutralize the impact of the below-mentioned adjustments (no such adjustments were applicable to the third quarter of 2009), our adjusted net income attributable to UHS was $53.7 million, or $.55 per diluted share.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), included in our net income attributable to UHS during the three-month period ended September 30, 2010, was net income of $1.9 million, or $.02 per diluted share, consisting of: (i) the unfavorable after-tax impact of $2.5 million, or $.02 per diluted share, resulting from the recording of transaction fees incurred in connection with our previously announced agreement to acquire Psychiatric Solutions, Inc. (“PSI”), offset by; (ii) a favorable discrete tax item $4.3 million, or $.04 per diluted share, related to the estimated non-deductible portion of the previously disclosed South Texas Health System settlement with the government.

Consolidated Results of Operations – Nine-month periods ended September 30, 2010 and 2009:

During the nine-month period ended September 30, 2010, our reported net income attributable to UHS was $193.0 million, or $1.96 per diluted share, as compared to $199.5 million, or $2.02 per diluted share, during the comparable prior year period. Net revenues increased 2.5% to $4.01 billion during the first nine months of 2010 as compared to $3.91 billion during the first nine months of 2009.

After adjusting the reported results for nine-month periods ended September 30, 2010 and 2009 to neutralize the impact of the below-mentioned adjustments, our adjusted net income attributable to UHS was $192.2 million, or $1.96 per diluted share, during the first nine months of 2010 as compared to $189.7 million, or $1.92 per diluted share, during the first nine months of 2009.

As indicated on the Supplemental Schedules, included in our net income attributable to UHS during the nine-month period ended September 30, 2010, were the following which, on a net aggregate basis, had no impact on our earnings per diluted share: (i) a favorable after-tax adjustment of $10.2 million, or $.10 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2010 based upon a reserve analysis; (ii) a favorable discrete tax item $4.3 million, or $.04 per diluted share, as mentioned above, offset by; (iii) the unfavorable after-tax impact of $13.7 million, or $.14 per diluted share, resulting from the recording of transaction fees incurred in connection with our agreement to acquire PSI.

As indicated on the attached Supplemental Schedules, included in our net income attributable to UHS during the nine-month periods ended September 30, 2009, was net income of $9.8 million, or $.10 per diluted share, consisting of: (i) a favorable after-tax adjustment of $14.1 million, or $.14 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2009 based upon a reserve analysis, partially offset by; (ii) an unfavorable discrete tax item of $4.3 million, or $.04 per diluted share, related to the South Texas Health System settlement.

Acute Care Services –Three-month periods ended September 30, 2010 and 2009:

At our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 1.6% while adjusted patient days increased 1.5% during the third quarter of 2010, as compared to the third quarter of 2009. Net revenues at these facilities increased 1.9% during the third quarter of 2010 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission during the third quarter of 2010 increased 0.3% while net revenue per adjusted patient day increased 0.4% as compared to the comparable quarter of the prior year. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our acute care hospitals decreased to 12.9% during the third quarter of 2010 as compared to 13.1% during the third quarter of 2009.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $214 million and $169 million during the three-month periods ended September 30, 2010 and 2009, respectively. During the third quarter of 2010, we began classifying the charges associated with certain patients who met specific financial or economic criteria as charity care rather than as provision for doubtful accounts. Although this change in classification did not have any impact our net income attributable to UHS, it reduced our net revenues (by increasing the above-mentioned charity and uninsured discounts) and reduced our provision for doubtful accounts by approximately $17 million during the third quarter of 2010.

Acute Care Services – Nine-month periods ended September 30, 2010 and 2009:

During the nine-month period ended September 30, 2010, on a same facility basis, adjusted admissions increased 1.8% while adjusted patient days increased 0.8% over the comparable prior year period. Net revenues at these facilities increased 2.4% during the first nine months of 2010 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 0.6% while net revenue per adjusted patient day increased 1.6% during the nine-month period ended September 30, 2010 as compared to the comparable period of the prior year. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our acute care hospitals decreased to 14.4% during the first nine months of 2010 as compared to 15.8% during the comparable period of the prior year.

Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $580 million and $509 million during the nine-month periods ended September 30, 2010 and 2009, respectively.

Behavioral Health Care Services – Three-month periods ended September 30, 2010 and 2009:

At our behavioral health care facilities, on a same facility basis, adjusted admissions increased 3.1% and adjusted patient days increased 0.8% during the third quarter of 2010 as compared to the third quarter of 2009. Net revenues at these facilities increased 5.7% during the third quarter of 2010 as compared to the comparable quarter in the prior year. At these facilities, net revenue per adjusted admission during the third quarter of 2010 increased 2.6% while net revenue per adjusted patient day increased 4.9% as compared to the comparable prior year quarter. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our behavioral health care facilities increased to 25.9% during the third quarter of 2010 as compared to 24.7% during the third quarter of 2009.

“The continued strength of our behavioral health business reinforces our enthusiasm for the previously announced acquisition of Psychiatric Solutions, Inc.”, said Alan B. Miller, Chief Executive Officer. “We are eager to complete the transaction in November and begin the integration of PSI’s patients, employees and facilities into our company.”

Behavioral Health Care Services – Nine-month periods ended September 30, 2010 and 2009:

During the nine-month period ended September 30, 2010, on a same facility basis, adjusted admissions increased 3.9% and adjusted patient days increased 2.2% as compared to the comparable period of 2009. Net revenues at these facilities increased 6.0% during the first nine months of 2010 as compared to the comparable prior year period. At these facilities, net revenue per adjusted admission increased 1.8% while net revenue per adjusted patient day increased 3.4% during the first nine months of 2010 over the comparable prior year period. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our behavioral health care facilities increased to 26.6% during the first nine months of 2010 as compared to 25.1% during the comparable period of 2009.

2010 Revised Full Year Guidance:

Based upon the operating trends and financial results experienced during the first nine months of 2010, and subject to certain assumptions, provisions and adjustments, including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, we are decreasing the upper end of our estimated range of earnings per diluted share attributable to UHS for the year ended December 31, 2010. Our revised full year guidance for 2010 is $2.45 to $2.55 per diluted share from the previously provided range of $2.45 to $2.65 per diluted share.

This guidance range excludes the impact of our acquisition of PSI and the items as indicated on the attached Supplemental Schedules for the nine-month period ended September 30, 2010. The range also excludes the impact of other items, if applicable, that may occur during the fourth quarter of 2010 that are nonrecurring or non-operational in nature and other amounts that may be reflected in our 2010 financial statements that relate to prior periods.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 28, 2010. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on October 28, 2010 and will continue through midnight on November 11, 2010. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 16881355. A live broadcast of the call will be available on our web site at www.uhsinc.com. The webcast will be available through Thompson StreetEvents Network at www.earnings.com or www.streetevents.com, a password-protected event management site for institutional investors.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating, through its subsidiaries, acute care hospitals, behavioral healthcare facilities and ambulatory centers located throughout the United States and Puerto Rico. UHS acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2009 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2010), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2009 and Report on Form 10-Q for the quarterly period ended June 30, 2010. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net revenues	$1,323,264	$1,295,109	$4,008,732	$3,911,168

Operating charges:
Salaries, wages and benefits	572,742	558,244	1,715,220	1,641,491
Other operating expenses	258,388	253,792	754,530	759,907
Supplies expense	180,024	171,652	543,766	522,030
Provision for doubtful accounts	133,467	141,086	402,621	380,734
Depreciation and amortization	55,530	51,205	163,066	153,424
Lease and rental expense	18,429	17,253	54,548	51,912

	1,218,580	1,193,232	3,633,751	3,509,498

Income from operations	104,684	101,877	374,981	401,670

Interest expense, net	11,478	10,780	36,132	35,297

Income before income taxes	93,206	91,097	338,849	366,373

Provision for income taxes	27,404	32,043	113,870	131,308

Net income	65,802	59,054	224,979	235,065

Less: Income attributable to noncontrolling interests	10,192	7,980	31,978	35,557

Net income attributable to UHS	$55,610	$51,074	$193,001	$199,508

Basic earnings per share attributable to UHS (a)	$0.57	$0.52	$1.99	$2.03

Diluted earnings per share attributable to UHS (a)	$0.57	$0.52	$1.96	$2.02

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$55,610	$51,074	$193,001	$199,508
Less: Net income attributable to unvested restricted share grants	(233)	(217)	(826)	(912)

Net income attributable to UHS - basic and diluted	$55,377	$50,857	$192,175	$198,596

Weighted average number of common shares - basic	96,777	97,774	96,673	97,962

Basic earnings per share attributable to UHS:	$0.57	$0.52	$1.99	$2.03

Weighted average number of common shares	96,777	97,774	96,673	97,962
Add: Other share equivalents	1,158	730	1,140	378

Weighted average number of common shares and equiv. - diluted	97,935	98,504	97,813	98,340

Diluted earnings per share attributable to UHS:	$0.57	$0.52	$1.96	$2.02

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2010		Three months ended September 30, 2009

Net revenues	$1,323,264	100.0%	$1,295,109	100.0%

Operating charges:
Salaries, wages and benefits	572,742	43.3%	558,244	43.1%
Other operating expenses	258,388	19.5%	253,792	19.6%
Supplies expense	180,024	13.6%	171,652	13.3%
Provision for doubtful accounts	133,467	10.1%	141,086	10.9%

	1,144,621	86.5%	1,124,774	86.8%

Operating income/margin	178,643	13.5%	170,335	13.2%

Lease and rental expense	18,429		17,253
Income attributable to noncontrolling interests	10,192		7,980

Earnings before, depreciation and amortization, interest expense, and income taxes	150,022		145,102

Depreciation and amortization	55,530		51,205
Interest expense, net	11,478		10,780

Income before income taxes	83,014		83,117

Provision for income taxes	27,404		32,043

Net income attributable to UHS	$55,610		$51,074

	Three months ended September 30, 2010		Three months ended September 30, 2009
	Amount	Per Diluted Share	Amount	Per Diluted Share

Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$55,610	$0.57	$51,074	$0.52
Plus/minus adjustments:
Acquisition transaction costs, net of income taxes	2,454	0.02	—	—
Favorable discrete tax item	(4,331)	(0.04)	—	—

Subtotal after-tax adjustments to net income attributable to UHS	(1,877)	(0.02)	—	—

Adjusted net income attributable to UHS	$53,733	$0.55	$51,074	$0.52

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Nine months ended September 30, 2010		Nine months ended September 30, 2009

Net revenues	$4,008,732	100.0%	$3,911,168	100.0%

Operating charges:
Salaries, wages and benefits	1,715,220	42.8%	1,641,491	42.0%
Other operating expenses	754,530	18.8%	759,907	19.4%
Supplies expense	543,766	13.6%	522,030	13.3%
Provision for doubtful accounts	402,621	10.0%	380,734	9.7%

	3,416,137	85.2%	3,304,162	84.5%

Operating income/margin	592,595	14.8%	607,006	15.5%

Lease and rental expense	54,548		51,912
Income attributable to noncontrolling interests	31,978		35,557

Earnings before, depreciation and amortization, interest expense, and income taxes	506,069		519,537

Depreciation and amortization	163,066		153,424
Interest expense, net	36,132		35,297

Income before income taxes	306,871		330,816

Provision for income taxes	113,870		131,308

Net income attributable to UHS	$193,001		$199,508

	Nine months ended September 30, 2010		Nine months ended September 30, 2009
	Amount	Per Diluted Share	Amount	Per Diluted Share

Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$193,001	$1.96	$199,508	$2.02
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(10,198)	(0.10)	(14,168)	(0.14)
Acquisition transaction costs, net of income taxes	13,742	0.14	—	—
(Favorable) Unfavorable discrete tax item	(4,331)	(0.04)	4,331	0.04

Subtotal after-tax adjustments to net income attributable to UHS	(787)	—	(9,837)	(0.10)

Adjusted net income attributable to UHS	$192,214	$1.96	$189,671	$1.92

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30, 2010	As revised (a) December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$9,629	$9,180
Restricted cash (b)	256,972	0
Accounts receivable, net	609,083	602,559
Supplies	84,708	84,272
Other current assets	52,091	27,270
Deferred income taxes	66,420	51,336
Current assets held for sale	0	21,580

Total current assets	1,078,903	796,197

Property and equipment	3,869,644	3,738,818
Less: accumulated depreciation	(1,552,164)	(1,423,580)

	2,317,480	2,315,238

Other assets:
Goodwill	732,340	732,685
Deferred charges	13,841	8,643
Other	125,150	111,700

	$4,267,714	$3,964,463

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt (c)	$401,673	$2,573
Accounts payable and accrued liabilities	611,753	578,617
Federal and state taxes	0	1,627

Total current liabilities	1,013,426	582,817

Other noncurrent liabilities	353,386	375,580
Long-term debt	614,923	956,429
Deferred income taxes	94,913	60,091

Redeemable noncontrolling interest	202,929	197,152

UHS common stockholders’ equity	1,943,572	1,751,071
Noncontrolling interest	44,565	41,323

Total equity	1,988,137	1,792,394

	$4,267,714	$3,964,463

(a)	We have revised our Condensed Consolidated Balance Sheet at December 31, 2009 to reclassify $197.2 million of noncontrolling interests, which are redeemable outside of our control, from total equity to mezzanine equity. This revision did not affect UHS’s common stockholders’ equity. We do not believe this revision is material to the Condensed Consolidated Balance Sheet at December 31, 2009.
(b)	Consists of the proceeds, plus certain other related amounts, generated from the issuance of $250 million of 7% senior notes that mature on October 1, 2018. These funds are being held in escrow until the earlier of either December 31, 2010 or the satisfaction of certain conditions of escrow, most notably the completion of the acquisition of Psychiatric Solutions, Inc. (“PSI”) which we expect to occur in November, 2010.
(c)	Includes $150 million of borrowings outstanding pursuant to our $800 million revolving credit agreement that is scheduled to expire on July 28, 2011 and the $250 million of 7% senior notes as mentioned in (b) above. In connection with the consummation of our planned acquisition of PSI, we obtained a debt financing commitment of $3.45 billion under a senior credit facility, consisting of an $800 million revolving credit facility, a $1.05 billion term loan A facility and a $1.6 billion term loan B facility. The senior credit facility will become effective upon the closing of the acquisition of PSI which we expect to occur in November, 2010. We plan to use proceeds from the senior credit facility to repay the outstanding borrowings under our existing revolving credit facility. Upon the closing of the acquisition of PSI, the $250 million 7% senior notes mentioned in (b) above will be reclassified to long-term debt.

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2010	2009

Cash Flows from Operating Activities:
Net income	$224,979	$235,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	163,066	153,424
Net gain on sale of assets and noncontrolling interests	(1,993)	0
Stock-based compensation expense	12,678	9,691
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(6,751)	20,747
Construction management and other receivable	0	13,697
Accrued interest	8,437	10,712
Accrued and deferred income taxes	(2,656)	10,824
Other working capital accounts	26,697	40,434
Other assets and deferred charges	(15,742)	3,716
Other	(4,556)	(2,150)
Accrued insurance expense, net of commercial premiums paid	32,770	31,321
Payments made in settlement of self-insurance claims	(37,330)	(43,206)

Net cash provided by operating activities	399,599	484,275

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(177,750)	(278,825)
Proceeds received from sale of assets	21,460	818
Restricted cash related to bond issuance held in escrow pending completion of PSI acquisition	(256,972)	0
Acquisition of property and business	0	(9,006)

Net cash used in investing activities	(413,262)	(287,013)

Cash Flows from Financing Activities:
Reduction of long-term debt	(194,600)	(143,844)
Additional borrowings	250,000	170
Financing costs	(5,016)	0
Repurchase of common shares	(3,963)	(15,467)
Dividends paid	(14,555)	(11,821)
Issuance of common stock	5,204	1,568
Profit distributions to noncontrolling interests	(23,558)	(19,698)
Proceeds from sale of noncontrolling interest in majority owned business	600	0

Net cash provided by (used in) financing activities	14,112	(189,092)

Increase in cash and cash equivalents	449	8,170
Cash and cash equivalents, beginning of period	9,180	5,460

Cash and cash equivalents, end of period	$9,629	$13,630

Supplemental Disclosures of Cash Flow Information:
Interest paid	$33,584	$32,357

Income taxes paid, net of refunds	$113,521	$120,429

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:		% Change Quarter Ended 9/30/2010	% Change 9 months ended 9/30/2010

Acute Care Hospitals

Revenues		1.9%	2.4%
Adjusted Admissions		1.6%	1.8%
Adjusted Patient Days		1.5%	0.8%
Revenue Per Adjusted Admission		0.3%	0.6%
Revenue Per Adjusted Patient Day		0.4%	1.6%

Behavioral Health Hospitals

Revenues		5.7%	6.0%
Adjusted Admissions		3.1%	3.9%
Adjusted Patient Days		0.8%	2.2%
Revenue Per Adjusted Admission		2.6%	1.8%
Revenue Per Adjusted Patient Day		4.9%	3.4%

UHS Consolidated	Third Quarter Ended		Nine months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Revenues	$1,323,264	$1,295,109	$4,008,732	$3,911,168
EBITDA (1)	150,022	145,102	506,069	519,537
EBITDA Margin (1)	11.3%	11.2%	12.6%	13.3%

Cash Flow From Operations	180,229	183,436	399,599	484,275
Days Sales Outstanding	42	42	41	42
Capital Expenditures	56,110	95,577	177,750	278,825

Debt (4)			759,624	855,188
UHS Shareholders Equity			1,943,572	1,728,194
Debt / Total Capitalization (4)			28.1%	33.1%
Debt / EBITDA (2) (4)			1.14	1.31
Debt / Cash From Operations (2) (4)			1.69	1.52

Acute Care EBITDAR Margin (3)	12.9%	13.1%	14.9%	16.6%
Behavioral Health EBITDAR Margin (3)	25.7%	24.5%	26.4%	25.1%

(1)	Net of Minority Interest and before prior year self insurance reserve adjustments (net of taxes) booked in 2010 and 2009 and transaction related expenses (net of taxes) booked in 2010
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation, minority interest and prior year self insurance reserve adjustment booked in 2009
(4)	Net of restricted cash

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2010

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	09/30/10	09/30/09	% change	09/30/10	09/30/09	% change

Hospitals owned and leased	21	21	0.0%	84	84	0.0%
Average licensed beds	5,689	5,465	4.1%	7,983	7,977	0.1%
Patient days	279,523	280,269	-0.3%	537,860	532,228	1.1%
Average daily census	3,038.3	3,046.4	-0.3%	5,846.3	5,785.1	1.1%
Occupancy-licensed beds	53.4%	55.7%	-4.2%	73.2%	72.5%	1.0%
Admissions	64,969	65,082	-0.2%	36,564	35,005	4.5%
Length of stay	4.3	4.3	-0.1%	14.7	15.2	-3.3%

Inpatient revenue	$2,687,619	$2,380,103	12.9%	$550,613	$524,713	4.9%
Outpatient revenue	1,246,661	1,038,772	20.0%	78,354	68,577	14.3%
Total patient revenue	3,934,280	3,418,875	15.1%	628,967	593,290	6.0%
Other revenue	16,878	17,229	-2.0%	6,875	7,357	-6.6%
Gross hospital revenue	3,951,158	3,436,104	15.0%	635,842	600,647	5.9%

Total deductions	2,985,351	2,488,456	20.0%	285,114	271,315	5.1%

Net hospital revenue	$965,807	$947,648	1.9%	$350,728	$329,332	6.5%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	09/30/10	09/30/09	% change	09/30/10	09/30/09	% change

Hospitals owned and leased	21	21	0.0%	82	82	0.0%
Average licensed beds	5,689	5,465	4.1%	7,880	7,825	0.7%
Patient days	279,523	280,269	-0.3%	534,630	529,442	1.0%
Average daily census	3,038.3	3,046.4	-0.3%	5,811.2	5,754.8	1.0%
Occupancy-licensed beds	53.4%	55.7%	-4.2%	73.7%	73.5%	0.3%
Admissions	64,969	65,082	-0.2%	36,134	34,993	3.3%
Length of stay	4.3	4.3	-0.1%	14.8	15.1	-2.2%

(1)	Ascent, Crescent Pines and the Hope program are excluded in both current and prior years Coastal Behavorial is included in March 1st thru year to date. Centennial Peaks is included in July 1st thru year to date. Springwoods Behavorial is included in September 1st thru year to date.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2010

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	09/30/10	09/30/09	% change	09/30/10	09/30/09	% change
Hospitals owned and leased	21	21	0.0%	84	84	0.0%
Average licensed beds	5,689	5,465	4.1%	7,978	7,556	5.6%
Patient days	871,525	877,231	-0.7%	1,621,239	1,575,698	2.9%
Average daily census	3,192.4	3,213.3	-0.7%	5,938.6	5,771.8	2.9%
Occupancy-licensed beds	56.1%	58.8%	-4.6%	74.4%	76.4%	-2.6%
Admissions	199,815	199,226	0.3%	109,494	103,025	6.3%
Length of stay	4.4	4.4	-0.9%	14.8	15.3	-3.2%

Inpatient revenue	$8,095,552	$7,430,016	9.0%	$1,649,535	$1,552,640	6.2%
Outpatient revenue	3,535,220	3,081,566	14.7%	238,318	209,218	13.9%
Total patient revenue	11,630,772	10,511,582	10.6%	1,887,853	1,761,858	7.2%
Other revenue	51,868	54,399	-4.7%	22,507	23,608	-4.7%
Gross hospital revenue	11,682,640	10,565,981	10.6%	1,910,360	1,785,466	7.0%

Total deductions	8,753,512	7,705,648	13.6%	853,442	801,392	6.5%

Net hospital revenue	$2,929,128	$2,860,333	2.4%	$1,056,918	$984,074	7.4%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	09/30/10	09/30/09	% change	09/30/10	09/30/09	% change

Hospitals owned and leased	21	21	0.0%	82	82	0.0%
Average licensed beds	5,689	5,465	4.1%	7,798	7,724	1.0%
Patient days	871,525	877,231	-0.7%	1,603,138	1,565,737	2.4%
Average daily census	3,192.4	3,213.3	-0.7%	5,872.3	5,735.3	2.4%
Occupancy-licensed beds	56.1%	58.8%	-4.6%	75.3%	74.3%	1.4%
Admissions	199,815	199,226	0.3%	106,953	102,972	3.9%
Length of stay	4.4	4.4	-0.9%	15.0	15.2	-1.4%

(1)	Ascent, Crescent Pines and the Hope program are excluded in both current and prior years Coastal Behavorial is included in March 1st thru year to date. Centennial Peaks is included in July 1st thru year to date. Springwoods Behavorial is included in September 1st thru year to date.